TRADEMARK LICENSE AGREEMENT

          TRADEMARK LICENSE AGREEMENT made as of this day of June, 1995 (the "Agreement") by and between Donald J. Trump, an individual with an address at 725 Fifth Avenue, New York, New York 10022 ("Trump"), and Trump Hotels & Casino Resorts, Inc. with a principal place of business at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401 ("Company").

          WHEREAS, by virtue of advertising, promoting, and adhering to the highest standards of service and marketing, Trump has made the names and marks "DONALD J. TRUMP," "DONALD TRUMP," D.J. TRUMP" and "D. TRUMP" (collectively, the "Donald Name"), and "TRUMP" (the "Trump Name" and together with the Donald Name, the "Trump Names") well known to the public and they enjoy among the trade and the public a superior reputation and widespread goodwill with respect to the style and quality of services and products bearing the Trump Names; and

          WHEREAS, Trump is the exclusive owner o f all rights in the Trump Names in the United States or where Trump has registered trademarks for Casino Services and Products (as hereinafter defined) outside the United States for use .. in connection with the Casino Services and Products and of each of the trademarks, service marks and registrations and applications listed on Schedule A annexed hereto (the Trump Names with respect to the foregoing uses, together with each of the marks, registrations and applications listed on Schedule A, shall be referred to hereinafter, collectively, as the "Marks"); and

          WHEREAS, the Marks are of unique character without an equivalent substitute; and

          WHEREAS, pursuant to a Contribution Agreement between Trump and Trump Hotels a Casino Resorts Holdings, L.P. ("Trump Holdings") dated as of the date hereof (the "Contribution Agreement"), Trump has agreed to pursue, develop and conduct all mew Casino and Gaming Activities (as hereinafter defined) only on behalf of the Company for a period ending on the later of (i) the twentieth
(20th) anniversary hereof, (ii) such date as Trump (together with his Affiliates) ceases to be a Significant Investor in the Company, or (iii) such date as Trump ceases to be employed or retained by the Company whether pursuant to an employment, management, consulting or similar services agreement or otherwise; and

          WHEREAS, Trump is granting to Company, pursuant to a Trademark Security Agreement between Trump and Company to be entered into simultaneously herewith (the "Trademark Security agreement"). a first priority security interest in and to the Licensed Marks and certain other Marks that issue pursuant to this Agreement, and a security interest in the Licensed Marks for use in connection with related hotel, bar and restaurant services;

          WHEREAS, Company desires to acquire and Trump is willing to grant Company a license to use the Marks in connection with Casino and Gaming Activities, subject to the terms and conditions herein; and

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          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration received by Trump, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.  Definitions.

               1.1. "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control. with such Person.

               1.2. "Casino and Gaming Activities" shall mean the business of owning, operating or managing a casino or similar facility for the taking or receiving of any bet or wager upon the result of any game of chance or skill.

               1.3. "Casino Services and Products" shall mean Casino and Gaming Activities and activities, services and products conducted, provided or sold in connection with Casino and Gaming Activities, including, hotel, dockside, riverboat, cruise ship, transportation, entertainment, sports, resort, bar, restaurant and retail store activities and services and merchandise sold in connection with any of the foregoing activities and services.

               1.4. "Effective Date" shall have the meaning set; forth in paragraph 2.1 hereof.

               1.5. "Entity" shall mean any general partnership: limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, association or other entity.

               1.6. "License" shall have the meaning as set for, in paragraph
2.1.

               1.7. "Licensed Marks" shall mean the Marks, except for those Marks associated with the Retained Casinos as set forth in schedule H.

               1.8. "Marks" is defined in the Preamble.

               1.9. "Nonconforming Activities" shall have the meaning set forth in paragraph 4.2.

               1.10. "Permitted Transferee" shall mean the spouse and descendants of Trump (including any related trusts controlled by, And established and maintained for the sole benefit of, Trump or such spouse or descendants) and the estate of any of the foregoing.

               1.11. "Person" shall mean any natural person or Entity.

               1.12. "Retained Casinos" shall mean the Trump Tamara Casino Resort ("Trump Taj Mahal") and Trump's Castle Hotel and Casino ("Trump's Castle"), both located in Atlantic City, New Jersey.


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               1.13. "Significant investor" shall mean a Person who
(collectively with such Person's Affiliates) owns beneficially fifteen (15) percent or more of the voting power of ..-the equity securities of the Company then outstanding and .regularly entitled to vote in the election of the Company's Board of Directors ("Voting Stock").

               1.14. "Special Committee" shall mean the committee of the Company's Board of Directors composed of two or more directors none of whom is an officer or employee of the Company or an Affiliate of Trump or any of his Affiliates; provided, however, that a Person shall not be deemed to be such an Affiliate for purposes of this sentence solely by reason of being a member of the Company's Board of Directors or that of any of its Subsidiaries.

               1.15. "Subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by such Person and ire or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of Iubh Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination :hereof has at least a majority ownership interest, or (iii) a, partnerships in which such Person or a Subsidiary of such Person is, at the time, a general partner and has a majority ownership interest.

               1.16. "Trump Names" is defined in the Preamble.

          2.  License.

               2.1. License to Company. As of the date of this Agreement (the "Effective Date"), and until the later of (i) the twentieth (20th) anniversary hereof, (ii) such date as Trump (together with his Affiliates) ceases to be a Significant Investor in the Company, or (iii) such date as Trump ceases to be employed or retained by the Company whether pursuant to an employment, management, consulting or similar services agreement or otherwise, Trump hereby grants to Company and Company hereby accepts, upon the terms and conditions set forth herein, the exclusive royalty-free right and license to use worldwide, the Licensed marks (and any combination Marks that include any Licensed Marks), and Trump hereby consents to Company's use of, and grants Company the right to use, his personal name (i.e., ''Trump," "Donald Trump" or "Donald J. Trump") and his likeness in connection with Casino Services and Products (hereinafter referred to, collectively, as the "License"), subject to paragraph 2.2 hereof.

               2.2. Rights Retained by Trump. Nothing contained in this Agreement shall restrict or restrain Trump from the right to use, register and/or further license the Trump Names in connection with (i) the Retained Casinos pursuant to the Amended and Restated License Agreement between Trump and Trump Taj Mahal Associates dated April 1, 1991 and the License Agreement between Trump and Trump's Castle Associates dated May 29, 1992, respectively, (ii) services, products and activities other than Casino Services and Products (including services, products and activities determined in accordance with Section 2.2 (b) of the Contribution Agreement not to be Casino Services and Products) or (iii) services, products and activities permitted to be undertaken by Trump or any of his Affiliates pursuant to clause (iii) of Section 2(c) of the Contribution Agreement.


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               2.3. Grand of Security Interest. Trump hereby agrees to grant, and is granting to Company pursuant to the Trademark Security Agreement a first priority security interest in all of the Licensed Marks and in any additional trademark registrations that issue pursuant to paragraph 6.2.3 hereof.

          3.  Representations and Warranties.

               3.1. Representations and Warranties of Trump. Trump hereby represents and warrants to Company that:

                    3.1.1 Trump is authorized to enter into this Agreement, and his entry into this Agreement is not and would not, with the passage of time, be in breach or violation of any governmental order or law or the contractual rights of any third party (by contract or otherwise);

                    3.1.2 The Marks constitute all of the trademarks, service marks and trade names used by Trump within the last five (5) years in connection with any Casino Services and Products;

                    3.1.3 Trump is the sole and exclusive owner of the Marks in the United States or where Trump has registered trademarks for Casino Services and Products outside the United States, and his rights therein are, free and clear of all liens and encumbrances and licenses to third parties (other than the licenses granted by Trump to the Retained Casinos pursuant to the Amended and Restated License Agreement between Trump and Trump Taj Mahal Associates dated April 1, 1991 and the License Agreement between Trump and Trump's Castle Associates dated May 29, 1992, and the exclusive license of the mark "Trump Plaza Hotel and Casino" granted to Trump Plaza Associates pursuant to the Amended and Restated Services Agreement by and among Trump Plaza Associates, Trump Plaza Management Corp. and Trump dated June 24, 1993, and the security interests in the registrations "Trump Castle" and "Trump Plaza" as of October 3, 1990 in favor of Bankers Trust Company), including without limitation any claims arising under "community property" or similar laws;

                    3.1.4 To the best of Trump's knowledge, after due inquiry, there is no material claim, suit, action or proceeding pending or threatened, in the United States against Trump or any entity owned or controlled by Trump with respect to the validity of any of the Marks, Trump's ownership of any of the Marks, the infringement of any of the marks by any third party or the infringement of the rights of any third party arising out of the use of any of the Marks;

                    3.1.5 The Marks are valid and enforceable in the United States, and to the best of Trump's knowledge, the Marks are valid and enforceable elsewhere in the world;


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

                    3.1.6 All renewal fees and other maintenance fees for registrations of any of the Marks or applications therefore which have fallen due on or prior to the Effective Date have been paid; and

                    3.1.7 To the best of Trump's knowledge no third party owns or has asserted any rights in the Marks, and, to the best of Trump's knowledge, the Marks do not infringe any rights of any third party.

               3.2. Representations and warranties of Company. Company represents and warrants that it is duly formed and validly subsisting under the laws of Delaware, that it is authorized to enter into this Agreement, and that its entry into. this Agreement is not and would not, with the passage of time, be in breach or violation of any governmental order or law or the rights of any third party (by contract or otherwise).

          4.  Quality Control.

               4.1. Review. Trump shall have the right to exercise quality control over the Licensed Marks to a degree necessary to maintain the validity of the Licensed Marks and to protect the goodwill associated therewith. To accomplish the foregoing, Company shall adhere to a level of quality consistent with the standards of quality associated with the Licensed Marks. In adhering to these standards, Company shall be guided by the standards of quality established for the marks prior to the Effective Date. Upon Trump's reasonable request, Company will submit representative samples of proposed material usages of Licensed Marks. Trump and Company acknowledge that due to the nature of the Casino Services and Products, any inspection of such services and products and of Company's premises where activities relating to the Licensed Marks are conducted, such as is necessary for Trump to monitor Company's compliance with the quality standards, can be conducted in publicly accessible facilities and that Trump shall be free to inspect such publicly accessible facilities or publicly available products and materials; provided, however, that Trump or his representative(s) shall do so in a discrete manner without in any way disrupting or interfering with the normal operations of such facilities.

               4.2. Misuse; Cure Provisions; Termination. In the event that Trump, upon review of samples submitted by Company or inspection of the premises of Company pursuant to paragraph 4.1 hereof, in his good faith reasonable judgment, believes that Company, in its conduct of activities under the Licensed Marks, has failed to meet the quality standards necessary to maintain the validity of the Licensed Marks, Trump shall provide Company with written notice thereof. Such notice shall specify the activities that fail to comply with the standards of quality associated with the Licensed Marks (the "Nonconforming Activities") and the manner in which such Nonconforming Activities fail to meet such standards. Company shall cooperate with Trump to cure such non-compliance within six (6) months from the date of the Trump's notice thereof. As Trump's sole and exclusive remedy, if, after six months from the date of notice by Trump to Company, Company has failed to correct such Nonconforming Activities, Trump shall then be entitled to maintain an action in the district court for the Southern district of New York or state court located in New York City for declaratory judgment and/or injunctive relief seeking to compel Company to comply with the quality control standards, and any such remedy shall be limited to the Licensed Mark(s) that are the subject of the Nonconforming Activities. The parties agree that, in the event that Trump maintains such an action, each party


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shall waive any right to a resolution of any issue in the dispute by jury trial. Trump shall not have the right to terminate this Agreement for any breach or alleged breach of the quality control standard, unless a court determines that Company has failed to homely with a court order or injunction respecting quality standards obtained by Trump in a proceeding brought by Trump pursuant to this paragraph 4.

          5.  Non-exclusive License Upon Termination of the .Agreement.

               5.1. Non-exclusive License. Upon the termination of the License pursuant to paragraph 2.1 hereof:

                    5.1.1 Trump shall grant to Company a nonexclusive, royalty-free, world-wide right and license to use the Licensed Marks for a reasonable period of transition in connection with the Casino Services and Products. Such license shall contain reasonable terms and conditions to be mutually agreed upon by the parties.

                    5.1.2 The representations, warranties and indemnities made by either party hereunder shall survive such termination;

          6.  Duties and Covenants of Parties.

               6.1. Duties and Covenants of Company. Company shall assume and fulfill the following obligations:

                    6.1.1 Company agrees that all uses, including display, advertising and/or promotional activities relating to and/or incorporating the Licensed Marks shall, as to theme, media, content, standards and policies, be conducted in a dignified manner consistent with the high reputation and importance of the Marks as in existence as of the date hereof.

                    6.1.2 Company shall, at its own cost and expense, procure and maintain with respect to any and all of the Licensed Marks, and provide Trump with certificates of insurance evidencing, liability insurance (naming Trump as an additional insured thereunder) against claims for bodily and personal injury, death, and property damage caused by or occurring in connection with the License with a combined single limit, per occurrence, of not less than the amount of $10 million.

                    6.1.3 Company shall comply in material respects with all applicable laws, regulations, orders, and other governmental and regulatory requirements relating to the advertising, promotion, and operation of Company.

                    6.1.4 Company agrees to execute additional documents or instruments reasonably deemed necessary or appropriate, in the reasonable judgment of Trump, to confirm or record the license contemplated herein.


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

                    6.1.5 Company shall not, subject to the terms of the Trademark Security Agreement: (i) challenge Trump' present and/or future use of the Marks to the extent such use made pursuant to rights expressly retained by Trump hereunder, except as provided hereunder;
          (ii) contest the fact that Company's rights under this Agreement are solely those of a licensee and will terminate as provided herein; and
          (iii) represent, in any manner, that it has any title or right to the ownership, registration, and/or use of the Marks, in any manner except as set forth in this Agreement; (iv) challenge the license granted hereunder or the legality of the terms hereof; (v) challenge Trump's ownership of the Marks and (vi) not engage in any activity which would reasonably, in Company's good faith discretion, be expected to materially harm the reputation of the Marks or the Trump Names.

                    6.1.6 Company acknowledges and agrees that nothing contained in this Agreement and/or anything contemplated hereunder shall be construed to confer upon Company any right to have the Marks registered in the name of Company, unless authorized by Trump, which authorization shall be deemed granted if, with respect to any country in which Company has requested Trump to register any of the Licensed Marks pursuant to paragraph 6.2.3 hereof, Trump fails to take such actions as are necessary to apply for registration within thirty (30) days from Company's request that Trump obtain registration of such Licensed Mark. Company further acknowledges and agrees that nothing contained herein shall be construed to vest in Company any right of ownership to the Marks, and other than as provided herein, or in the Trademark Security Agreement, Company shall not, directly or indirectly, register or cause to be registered in any country or governmental subdivision, any trademark, service mark or trade name consisting of, related to, and/or constituting a colorable imitation of the Marks.'

                    6.1.7 Company agrees and undertakes to use the Licensed Marks only in accordance with all requirements of all governmental authorities, foreign or domestic, having jurisdiction over Trump and/or Company or the use by Company of the Licensed Marks.

                    6.1.8 Company agrees that, in using the Mark, it will (if Trump shall request and shall be authorized to so request) add the designation (R), "SM", or "TM", or other registration or trademark or service mark notice, and (if Trump shall reasonably request in conformance with industry practice) a statement that the Mark is a trademark or service mark of Trump licensed by Trump for use by Company.

               6.2. Duties and Covenants of Trump.

                    6.2.1 Trump agrees that it (i) shall not challenge the license granted hereunder or the legality of the terms hereof and (ii) shall comply with all applicable laws, regulations, orders, and other governmental and regulatory requirements relating to the advertising, promotion, and operation of Company.


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

                    6.2.2 Trump agrees to execute additional documents or instruments deemed necessary or appropriate, in the reasonable judgment of Company, to confirm or record the license contemplated herein.

                    6.2.3 Trump hereby agrees upon the reasonable request of Company to promptly execute all documents or instruments deemed necessary by Company to permit Company to (i) secure registrations (and all renewals thereof) and applications for registration of the Licensed Marks, and (ii) file applications for registration of the Licensed Marks anywhere in the world, and Company shall have the right to secure and maintain such applications or registrations or file such applications in Trump's name anywhere in the world at Company's expense; provided that Company in the prosecution of such applications or prosecutions shall not agree to any disclaimer of the Trump Names or other limitation with respect to the Licensed Marks nor shall Company enter into any agreement regarding the Licensed Marks without Trump's prior written consent, which shall: not be unreasonably withheld, and provided, however, that Trump shall file applications for registration of the Licensed Marks and shall maintain all registrations of the Licensed Marks in the United States at Trump's expense including all maintenance and renewal fees. Without limiting the foregoing, promptly following execution hereof, Trump shall file applications in the United States Patent and Trademark Office to register the mark "TRUMP" for use in connection with Casino and Gaming Activities, at Trump's expense.

                    6.2.4 As of the Effective Date, Trump shall immediately cease all use of the Marks, including all use of the Trump Names, and all use of his personal name and likeness in connection with any and all Casino Services and Products, other than in connection with the Retained Casinos, and subject to these interests in the Retained Casinos, Trump shall cause all entities which are owned or controlled by Trump to cease any and all uses of the Marks for use in connection with Casino Services and Products not authorized hereunder. Trump further agrees not to interfere with Company's use of the Licensed Marks, other than as necessary to maintain the standards of quality associated with the Licensed Marks.

          7.  Protection of Marks.

               7.1. Notification of Unauthorized Use of Marks. In the event that Company shall become aware of any unauthorized use or infringement of any of the Marks by any third party or act of unfair competition by any third party relating to any of the Marks, Company shall promptly notify Trump of such unauthorized use, act of unfair competition or infringement. In the event that Trump shall became aware of any unauthorized use or infringement of any of the Licensed marks by any third party or any act of unfair competition by any third party relating to any of the Licensed Marks, Trump shall promptly notify Company such unauthorized use, act of unfair competition or infringement.


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

               7.2. Suits Related to Licensed Marks.

                    7.2.1 Company, at its sole cost and expense, may, but shall not be obligated to, institute and prosecute infringement actions or similar proceedings with respect to the unauthorized use or infringement of any of the Licensed Marks by any third party or any act of unfair competition by any third party relating to any of the Licensed Marks. In such event, Trump shall fully cooperate with Company in the prosecution of such actions and shall, if requested by Company and at Company's expense, join with Company as a party to any action brought by Company for such purpose. Any recovery as a result of any such infringement or other action instituted by Company with respect to the unauthorized use or infringement of any of the Licensed Marks by any third party or any act of unfair competition by any third party relating to any of the Licensed Marks, shall belong solely to Company, except that Trump shall have the right to recover from such third party losses and damages suffered as a direct consequence of such infringement or other action. Should Company fail to take any action within ninety (90) days of receiving notice thereof (or otherwise notifies Trump of its intent not to take any action), Trump may at Trump's expense, bring such action or proceeding and shall be entitled to any recovery therefore.

                    7.2.2 In the event of the institution of any infringement action by a third party against Company for use of any of the Licensed Marks in accordance with the provisions of this Agreement, Company shall promptly notify Trump of such action in writing. Trump may join and/or control the defense of such action at Trump's expense, and Trump shall cooperate in such defense as reasonably requested by Company, at Trump's expense. Any settlement of such suit shall be subject to Trump's approval, such approval not unreasonably to be withheld. If within such time as the situation may allow, Company shall request Trump to consent to the proposed settlement, and Trump shall neglect or decline to do so, Trump shall, at Company's sole option and upon notice by Company, immediately undertake to continue the defense at his sole expense and, in any event, shall furnish Company with security in the form of a surety company bond in the amount as shall under all circumstances be in Company's judgment adequate. In the event Trump fails so to assume the defense, if so requested, or to furnish such bond, Company shall have the right to settle such matter upon terms Company thinks advisable or in Company's discretion to continue the defense thereof.

               7.3. Suits Related to Marks other than the Licensed Marks.

                    7.3.1 Trump, at its sole cost and expense, may, but shall not be obligated to, institute and prosecute infringement actions or similar proceedings with respect to the unauthorized use or infringement of any of the Marks other than the Licensed Marks by any third party or any act of unfair competition by any third party relating to any of the Marks other than the Licensed Marks. In such event, Company shall fully cooperate with Trump in the prosecution of such actions, at Trump's expense, and shall, if reasonably requested by Trump and at Trump's expense, join with Trump as a party to any action brought by Trump for such purpose. Any recovery as a result of any such infringement or other action instituted by Trump with respect to the unauthorized use or infringement of any of


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          the Marks other than the Licensed marks by any third party or any act of unfair competition by any third party relating to any of the Marks other than the Licensed Marks, shall belong solely to Trump, provided that Company is fully reimbursed for any reasonable costs it may rave incurred in connection with such action.

                    7.3.2 In the event of the institution of infringement action by a third party against Trump for, use of any of the Marks other than the Licensed Marks in accordance with the provisions of this Agreement, Trump shall promptly notify Company of such action in writing. Company shall cooperate in such defense as reasonably requested by Trump, at. Trump's expense.

               7.4. Suits Related to the Licensed Marks and M other than the Licensed Marks.

                    7.4.1 Trump may, but shall not be obligated to, institute and prosecute infringement actions or similar proceedings with respect to unauthorized use or infringement of both the Licensed Marks and the Marks other than the Licensed Marks, by any third party or any act of unfair competition by any third party relating to both the Licensed Marks and the Marks other than the Licensed Marks. Company may, but unless deemed a necessary party shall not be obligated to, fully cooperate with Trump in the prosecution of such actions and shall, if reasonably requested by Trump, at Trump's expense, join with Company as a party to any action brought by company for such purpose. Trump shall control such prosecution and each party shall share in the costs of such prosecution proportionate to the degree to which such prosecution relates to the Marks other than the Licensed Marks or Licensed Marks, respectively. Any recovery as a result of any such infringement or other action with respect to unauthorized use or infringement of both the Licensed Marks and the Marks other than the Licensed Marks by any third party or any act of unfair competition by any third party relating to both the Licensed Marks and the Marks other than the Licensed Marks, respectively, shall be divided between Trump and Company proportionate to the degree to which such suit or prosecution relates to the Marks other than the Licensed Marks or Licensed Marks, respectively. Should Trump fail to take any action within ninety (90) days of receiving notice thereof (or otherwise notifies Company of its intent not to take any action), Company may at Company's expense, bring such action or proceeding and shall be entitled to any recovery therefore.

                    7.4.2 In the event of the institution of any infringement action by a third party against both Company and Trump for use of any of the Licensed Marks and any of the Marks other than the Licensed Marks, both parties shall cooperate in the defense of such action. Trump shall control such defense and each party shall share in the costs of such defense proportionate to the degree to which such prosecution relates to the Marks other than the Licensed Marks or Licensed Marks, respectively. Any settlement of such suit shall be subject to Company's approval, such approval not unreasonably to be withheld. If within


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

          such time as the situation may allow, Trump shall request Company to consent to the proposed settlement, and Company shall neglect or decline to do so, Company shall, at Trump's sole option and upon notice by Trump, immediately undertake to continue the defense at his sole expense and, in any event, shall furnish Trump with security in the form of a surety company bond in the amount as shall under all circumstances be in Trump's judgment adequate. In the event Company fails so to assume the defense, if so requested, or to furnish such bond, Trump shall have the right to settle such matter upon terms Trump thinks advisable or in Trump's discretion to continue the defense thereof.

               7.5. Trump's Duty to Indemnify Company.

                    7.5.1 Notwithstanding the provisions of paragraph 7.6 hereof, Trump hereby agrees to indemnify Company, its officers, agents. and employees, and to hold each of them harmless from and against any damages, liability, cost, claim, fee, obligation or expense, including reasonable attorneys' fees and expenses incurred in defense of any of the foregoing ("Losses"), in connection with the use by Company of the Licensed Marks in accordance with this Agreement; provided, however that the obligation to indemnify and hold harmless hereunder shall not include any losses suffered by Company arising out of the gross negligence, bad faith or willful misconduct of Company

                    7.5.2 Trump shall indemnify, defend, and hold Company, its Affiliates and their respective officers, directors and employees harmless from and against any Losses arising out of Trump's breach of and representation, warranty, obligation, covenant or other provision of this Agreement.

               7.6. Company's Duty to Indemnify Trump.

                    7.6.1 Company agrees to indemnify and hold Trump free and harmless from and against any Losses arising out of or in connection with any Nonconforming Activity; provided, however, that the obligation to indemnify and hold harmless hereunder shall not include any Losses suffered by Trump arising out of the gross negligence, bad faith or willful misconduct of Trump.

                    7.6.2 Company shall indemnify, defend and hold harmless Trump, his Affiliates and their respective officers, and directors and employees from and against any and all claims, losses, damages and associated legal expenses arising out of Company's breach of any representation, warranty, obligation, covenant or other provision of this Agreement.

          8. Rights Upon Termination. Upon the termination of this Agreement for any reason other than the expiration of this Agreement pursuant to the terms hereof, neither Company nor its receivers, representatives, agents, successors or assigns shall have any right to exploit or in any way use the Marks. Upon such termination, Company shall forthwith take (or cause to be taken) any and all such action as may be required to discontinue use of the Licensed Marks (and any


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variation or simulation thereof, or any mark or marks confusingly similar thereto) as soon as is reasonably possible (but not, in any event, in excess of one (1) year); and Company shall thereby irrevocably release and disclaim any right or interest in or to the Licensed Marks, and shall forthwith have no right to make any use whatsoever of the Licensed Marks.

          9. Survival of Certain Terms Upon Termination. Notwithstanding the termination of this Agreement, Company, until such time as it discontinues all, use of the Licensed Marks, and Trump, until such time as Company shall, pursuant to the terms hereof, be required to discontinue all use of the Licensed Marks, be obligated to comply with the provisions of paragraphs 6.1, 7.5, 8, and 9 hereof, applicable to Temp and Company, respectively. The termination of this Agreement for any reason whatsoever shall not relieve (i) Company of any of its rights or obligations pursuant co paragraphs 3.2, 7.6, 8, and 9 hereof; (ii) Trump of any of his rights or obligations pursuant to paragraphs 3.1, 7.5, and 9; and (iii) either Company or Trump of their respective obligations, if any, arising prior to the termination of this Agreement.

          10. Assignments and Sublicenses.

               10.1. Assignment by Trump. Trump may not assign any of his rights or obligations under this Agreement or in and to the Marks without the prior written consent of the Special Committee of the Company; provided, however, that nothing herein shall prohibit Trump from assigning his rights and obligations under this Agreement to a Permitted Transferee who agrees to be bound by the terms and conditions herein.

               10.2. Assignment by Company. Except as otherwise provided in any agreement or instrument to which Trump and Company are parties, without the prior written consent of Trump, in his sole and absolute discretion, Company may not assign, sublicense or pledge any of its rights under this Agreement, except
(i) Company may sublicense its rights relating to the Licensed Marks under this Agreement to an Affiliate or Subsidiary, provided such Subsidiary or Affiliate agrees, in writing, to be bound by all of the terms and conditions of this Agreement, with said sublicense terminating if and when such sublicensee no longer is a Subsidiary or Affiliate, (ii) to a successor to all or to substantially all of Company's business which agrees, in writing, to be bound by all of the terms and conditions hereof. No assignment, sublicense or pledge by Company of any of its rights under this Agreement, if permitted by Trump, shall relieve or release Company or Trump from any of their obligations hereunder arising or accruing before or after such assignment or sublicense.

          11. Miscellaneous.

          11.1. Amendments; Extension; Waiver. Subject to compliance with applicable law, this Agreement may not be amended, altered or modified except by written instrument executed by Trump and Company. Failure of a party to enforce any one or more of the provisions of this Agreement, or to exercise any option or other right hereunder, or to require, at any time, performance of any of the obligations hereof, shall not be construed to be a waiver of such provisions by such party, shall not affect, in any way, the validity of this Agreement or such party's right thereafter to enforce each and every provision of this Agreement, and shall not preclude such party from taking any other action, at any time, which it is legally entitled to take.

               11.2. Entire Agreement. This Agreement (including the Schedules and Attachments referred to herein) constitutes the entire agreement of the parties hereto, except as provided herein and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

               11.3. Relationship of the Parties. This Agreement shall not be construed to constitute a joint venture between Trump and Company, and does not constitute Company as the agent or legal representative of Trump. Neither Company nor Trump shall have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of o in the name of the other, or to bind the other in any manner.

               11.4. Rights Upon Default. Except as provided is paragraph 4 hereof, in the event that either Company or Trump shall default in its performance of any of the terms and provisions hereof, or shall breach or violate any of their respective covenants contained in this Agreement, the other pa shall be entitled to exercise any right or remedy available to i either at law or in equity. Such rights and remedies shall include, but shall not be limited to, termination of this Agreement, damages and/or injunctive relief provided, however, that neither party shall be liable to the other party for any consequential damages resulting from a breach hereof. Other than as provided in Paragraph 4, the exercise of any right or remedy available to Trump or to Company shall not preclude the concurrent or subsequent exercise by such party of any other right or remedy, and all rights and remedies shall be cumulative.

               11.5. Interpretation. When a reference is made in this Agreement to paragraphs or Schedules, such reference shall be to a paragraph or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "the date of this Agreement" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

               11.6. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other Jurisdiction. If any provision of this Agreement is .so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               11.7. Other Rights. Nothing herein shall affect the rights and remedies provided under the Contribution Agreement.

               11.8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person,
(b) transmitted by telecopy (with
confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Company:   Trump Hotels & Casino Resorts, Inc.
                                   Mississippi Avenue and The Boardwalk
                                   Atlantic City, New Jersey 08401

                       Telecopy:   (609) 441-7926

                      Attention:   Chief Executive Officer

                    If to Trump:   Donald J. Trump
                                   725 Fifth Avenue
                                   New York, New York 10022

                        Telecopy:  (212) 935-0141

               11.9. Binding Effect; Persons Benefitting. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof.

               11.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

               11.11. Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF=. NEW YORK WITHOUT REGARD TO APPLICABLE CONFLICT OF LAW, EXCEPT THAT ANY QUESTIONS GOVERNED BY THE TRADEMARK STATUTES OF THE UNITED STATES OF AMERICA SHALL BE GOVERNED BY AND DETERMINED PURSUANT TO AND/OR UNDER SUCH STATUTES.

               11.12. Convenience of Firm Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York and federal court located in New York, in respect of any matter arising and this Agreement. Service of process, notices and demands of such, courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in paragraph 11.8 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                         DONALD J. TRUMP

                                         /s/
                                         ---------------------------------------
                                         TRUMP HOTELS & CASINO RESORTS, INC.


                                         By:/s/
                                            ------------------------------------
                                            Name: Robert M. Pickus
                                            Title: Executive Vice President

                                                                      Schedule A
                                      MARKS

I.    U.S. Registrations.

     Mark                           Reg. Date          Reg. No.                 Goods/Services
     ----                           ---------          --------                 --------------

OYSTERS TRUMP                        1/18/94          1,817,558          Hotel restaurant services

TRUMP PLAZA                          10/30/90         1,620,477          Casino services; hotel,
                                                                         bar and restaurant services

TRUMP TAJ MAHAL CASINO-RESORT         3/8/94          1,825,666          See Attachment A hereto

TRUMP TAJ MAHAL CASINO RESORT         3/2/93          1,755,971          Casino services; hotel
                                                                         services

TRUMP TAJ MAHAL CASINO RESORT        1/26/93          1,749,119          Casino services; hotel
AND DESIGN                                                               services

TRUMP CASTLE                         10/3/89          1,559,355          Hotel services

TRUMP CASTLE                         9/19/89          1,557,303          Entertainment services,
                                                                         namely providing casino
                                                                                          services

II.   New Jersey State Trademark Registration.

TRUMP TAJ MAHAL                      8/5/88             8/137            Casino - Hotel services;
                                                                         bar and restaurant services

III.  U.S. Application.

     Mark                           Filing Date       Serial No.               Goods/Services
     ----                           -----------       ----------               --------------

TRUMP'S CASTLE                       3/23/94         74/-504,262         Entertainment services,
                                                                         namely providing casino
                                                                         services and hotel and
                                                                         restaurant services


                                       16



                                                                      Schedule B

                              RETAINED CASINO MARKS

I.    U.S. Registrations.

     Mark                           Reg. Date         Reg. No.                 Goods/Services
     ----                           ---------         --------                 --------------


TRUMP TAJ MAHAL CASINO - RESORT       3/8/94         1,825,666           See Attachment A hereto

TRUMP TAJ MAHAL CASINO RESORT         3/2/93         1,755,971           Casino Services; hotel
                                                                         services

TRUMP TAJ MAHAL CASINO RESORT        1/26/93         1,749,119           Casino Services; hotel
AND DESIGN                                                               services

TRUMP CASTLE                         10/3/89         1,559,355           Hotel services

TRUMP CASTLE                         9/19/89         1,557,303           Entertainment services,
                                                                         namely providing casino
                                                                         services

II.   New Jersey State Trademark Registration.

TRUMP TAJ MAHAL                      8/5/88            8,137             Casino - Hotel services;
                                                                         bar and restaurant services

III.  U.S. Application.

     Mark                           Filing Date        Serial No.               Goods/Services
     ----                           -----------        ----------               --------------

TRUMP'S CASTLE                       3/23/94           74/504/262        Entertainment services,
                                                                         namely providing casino
                                                                         services and hotel and
                                                                         restaurant services

                                                                    Attachment A

Goods/Services for Registration No. 1,825,666: (Int. C1. 8) Spoons; (Int. Cl. 9) Sunglasses, Signal Bells, and Magnets; Ant. Cl. 14) Jewelry; (Int. Cl. 16) Adhesive Backed Note Paper Pads, Playing Cards, Posters, Pencils, Bail Point Pens, and Stationery; (Int. Cl. 18) Umbrellas, Luggage, Up Packs, Tote Bags and Carry-on Bags; (Int. C1. 20) Non-Metallic Money Clips, Plastic Keys Chains, and ornamental Novelty Pins; (Int. Cl. 21) Mugs, Beer Steins, and Glasses for Drinking Liquor; (Int. Cl. 24) Towels; (Int. Cl. 25) Clothing; namely, T-Shirts, Jackets, Sweatshirts, Sweatpants, Sweaters, Hats, Visors, Socks, Boxer Shorts, Robes, Shorts, Golf-Shirts, Night Shirts, and Beach Cover-ups; (Int. C1. 28) Plush Toys, Board, Card and Parlor Games, Dice, and Gaming Equipment; namely, Gaming Wheels; (Int. C1. 34) Ash Trays and Cigarette Lighters.

                    AMENDMENT TO TRADEMARK LICENSE AGREEMENT


     AMENDMENT, dated as of April 17, 1996 (the "Amendment"), to the Trademark License Agreement, dated as of June 12, 1995, by and between Donald J. Trump, an individual with an address at 725 Fifth Avenue, New York, New York 10022 ("Trump"), and Trump Hotels & Casino Resorts, Inc., a Delaware corporation, with a principal place of business at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401 (the "Company").

                               W I T N E S S E T H

     WHEREAS, Trump and the Company are parties to that certain Trademark License Agreement, dated as of June 12, 1995 (as the same may be amended, modified or supplemented from time to time, the "License Agreement"); and

     WHEREAS, as a result of the merger (the "Merger") of THCR Merger Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of the Company, with and into Taj Mahal Holding Corp., a Delaware corporation ("Taj Holding"), pursuant to the Agreement and Plan of Merger, dated as of January 8, 1996, among the Company, Taj Holding and Merger Sub, as amended by Amendment to Agreement and Plan of Merger, dated as of January 31, 1996, and certain related transactions, Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership and a subsidiary of the Company, indirectly wholly owns Trump Taj Mahal Associates, the owner and operator of the Trump Taj Mahal Casino Resort.

     WHEREAS, Trump and the Company have agreed that from and after the date hereof, the License Agreement be amended subject to and upon the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Definitions. As used herein, all terms that are defined in the License Agreement (except as modified hereby) shall have the same meanings herein.

     2. Amendments.

          2.1 The License Agreement is hereby amended by deleting the term "Retained Casinos" each time such term appears therein and inserting in lieu thereof the term "Retained Casino."

          2.2 The definition of the term "Retained Casinos" set forth in paragraph 1.12 of the License Agreement is hereby amended and restated in its entirety to read as follows:

               "1.12 "Retained Casino" shall mean Trump's Castle Hotel and Casino ("Trump's Castle") located in Atlantic City, New Jersey."

          2.3 Paragraph 2.2 of the License Agreement is hereby amended by deleting the phrase "the Amended and Restated License Agreement between Trump and Trump Taj Mahal Associated dated April 1, 1991 and" and the word "respectively," set forth therein.

          2.4 Paragraph 3.1.3 of the License Agreement is hereby amended by deleting the phrases "the Amended and Restated License Agreement between Trump and Trump Taj Mahal Associates dated April 1, 1991 and" and ", and the security interests in the registrations "Trump Castle" and "Trump Plaza" as of October 3, 1990 in favor of Bankers Trust Company" set forth therein.

          2.5 Schedule A to the License Agreement is hereby amended by adding the following:

THE TRUMP TAJ MAHAL      filed 10/18/94     74/587,101     perfume and cologne
TRUMP TAJ MAHAL          filed 10/18/94     74/587,102     perfume and cologne
TAJ MAHAL                filed 10/18/94     74/587,103     perfume and cologne
TAJ MAHAL                filed 12/22/95     75,036,021     Perfume, toilet water
                                                             and cologne

     2.6 Schedule B to the License Agreement is hereby amended and restated in its entirety to read as follows:


                                                                      Schedule B


                              RETAINED CASINO MARKS


I.   U.S. Registrations

     Mark                   Reg. Date     Reg. No.       Goods/Service
     TRUMP CASTLE           10/3/89       1,559,355      Hotel services
     TRUMP CASTLE           9/19/89       1,557,303      Entertainment services, namely
                                                         providing casino services

II.  U.S. Application

     Mark                   Reg. Date     Reg. No.       Goods/Service
     TRUMP'S CASTLE         3/23/94       74-504,262     Entertainment services, namely
                                                         providing casino services and
                                                         hotel and restaurant services

     3. License Agreement Ratified. Except to the extent hereby amended, the License Agreement remains in full force and effect and is hereby ratified and affirmed.

     4. Effect of Amendment. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the License Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the parties hereto may now have or have in the future under or in connection with the License Agreement or any of the instruments or agreements referred to therein. Whenever the License Agreement is referred to in the License Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the License Agreement as modified by this Amendment.

     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     6. Governing Law. THIS AMENDMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO APPLICABLE CONFLICT OF LAW RULES OR PRINCIPLES, EXCEPT THAT ANY QUESTIONS GOVERNED BY THE TRADEMARK STATUTES OF THE UNITED STATES OF AMERICA SHALL BE GOVERNED BY AND DETERMINED PURSUANT TO AND/OR UNDER SUCH STATUTES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

                                     /s/
                                     ------------------------------------
                                     DONALD J. TRUMP



                                     TRUMP HOTELS & CASINO RESORTS, INC.


                                     By:/s/
                                        --------------------------------
                                        Name:   Robert M. Pickus
                                        Title:  Executive Vice President